UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2000



                         WEBQUEST INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


                                    NEVADA
                (State or other jurisdiction of incorporation)


          000-24355                         86-0894019
  (Commission File Number)       (IRS Employer Identification No.)



2248 Meridian Blvd., Suite A, Minden, NV         89423-8601
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:(775)782-0350


  (Former name or former address, if changed since last report)
                                N/A

Item 2.          Acquisition or Disposition of Assets.

     On March 14, 2000, WebQuest International, Inc., a Nevada corporation("Registrant"), entered into an Asset Purchase Agreement (the "Agreement"), with Jun Chen, an individual residing in Oakland, California ("Seller"), pursuant to which Registrant agreed to purchase from Seller all of Seller's right, title and interest in and to the assets associated with the Seller's "winbridge.com" web site (the "Assets"). At the effective time of the transfer, April 13, 2000, Registrant acquired from the Seller the

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Assets  in  exchange  for  $200,000.00  in  cash,  200,000   shares   of   the
Registrant's Common Stock, a warrant to purchase 25,000 shares at $3.00 per share and a warrant to purchase 25,000 shares at $4.00 per share. The amount
of  consideration paid by Registrant in connection with this acquisition   was
determined based on arms-length negotiations between Registrant and Seller. The cash component of this acquisition price was paid from the Registrant's general working capital, which has been principally derived from the proceeds of private placements of equity securities.

    The  Assets  acquired  from the Seller pursuant to the  Agreement  do  not consist of a plant, equipment or other physical property. The Company plans to commercialize the web site and is hopeful it can generate an income stream from the web site.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Acquired Business.

The   Registrant   has determined  that  audited financial statements  of  the assets acquired are not required.

(b)  Pro Forma Financial Information.

The   Registrant  has determined  that  Pro Forma financial Statements are not required.

(c) Exhibits.

    2.1   Asset   Purchase  Agreement  dated  March  14,  2000   between   the
Registrant and Seller.








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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant  has duly caused this report to be signed on its  behalf   by   the
undersigned thereunto duly authorized.


                              WEBQUEST INTERNATIONAL, INC.
                              (Registrant)



Dated: April 25, 2000           By:/s/ Scott Berry
                                Scott Berry,
                                Chief Financial Officer


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